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                                                               Exhibit 23.8



Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1994, covering the consolidated financial statements of Southern National Corporation for the year ended December 31, 1993, included in BB&T Financial's Current Report on Form 8-K dated November 7, 1994, and to all references to our firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP
                                                     ------------------------
                                                     ARTHUR ANDERSEN LLP


Charlotte, North Carolina,

    November 7, 1994.